Filed pursuant to Rule 424(b)(5)
Registration No.: 333-167025
Prospectus Supplement
(To Prospectus dated May 21, 2010)
700,000 Shares of Common Stock
     We are offering 700,000 shares of our common stock in this offering at a public offering price of $0.65 per share.
     Our common stock is traded on The NASDAQ Capital Market under the symbol “RXII.” On September 27, 2011, the closing price of our common stock was $0.85 per share.
     Investing in our common stock involves a high degree of risk. Before buying any common stock, you should read the discussion of material risks under the heading “Risk Factors” beginning on page 6 of this prospectus supplement and the risk factors described in the other documents incorporated by reference herein.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
     We estimate that the proceeds to us of this offering, after deducting estimated offering expenses, will be approximately $420,000.
The date of this prospectus supplement is September 28, 2011.

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ABOUT THIS PROSPECTUS SUPPLEMENT
     This document is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.
     If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information.”
     You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
     On September 26, 2011, we changed the name of our company from RXi Pharmaceuticals Corporation to Galena Biopharma, Inc. to reflect our continued evolution to a later-stage oncology drug development company. In this prospectus supplement, we sometimes refer to Galena Biopharma, Inc. as “Galena” and to our wholly owned subsidiary, Apthera, Inc., as “Apthera.” We recently formed a new wholly owned subsidiary to facilitate the contribution and partial spin-off transactions involving our historical RNAi assets referred to under “Summary — Recent Developments” beginning on page 3 of this prospectus supplement. Our new subsidiary, which assumed the name RXi Pharmaceuticals Corporation in conjunction with the change in our name, is referred to in this prospectus supplement as “RXi.” Unless the context otherwise indicates, references in this prospectus supplement to the “company,” “we,” “us” or “our” refer to Galena, Apthera and our new RXi subsidiary, collectively, prior to the proposed partial spin-off of RXi referred to in the prospectus supplement and to Galena and Apthera, collectively, after the partial spin-off of RXi, assuming it occurs.

SUMMARY
     This summary highlights selected information appearing elsewhere in this prospectus supplement or in the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information that may be important to you and does not contain all of the information that you should consider before investing in our common stock. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about the securities we are offering, as well as information regarding our business and detailed financial data. You should read this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein in their entirety, including the risk factors beginning on page 8.
The Company
Background on the Company and Recent Changes in Strategic Focus
     Galena is a biotechnology company focused on developing and commercializing innovative therapies addressing major unmet medical needs using immunotherapy technologies. We are pursuing cancer therapies utilizing peptide-based immunotherapy products, including our main product candidate NeuVax, for the treatment of various cancers.
     NeuVax is a peptide-based immunotherapy intended to reduce the recurrence of breast cancer in low-to-intermediate HER2-positive breast cancer patients not eligible for Herceptin®. We expect NeuVax to enter Phase III clinical trials in this breast cancer patient population during the first half of 2012. Based on Apthera’s clinical trials, we believe NeuVax also has the potential to treat other HER-2 related cancers, including prostate, bladder and ovarian cancers.
     Prior to our acquisition of Apthera, we were engaged primarily in conducting discovery research and pre-clinical development activities based on RNA interference, or “RNAi,” a naturally occurring cellular mechanism that has the potential to effectively and selectively interfere with, or “silence,” expression of targeted disease-associated genes. Our acquisition of Apthera followed from the determination by our board of directors to broaden our strategic direction by giving us access to a late-stage product candidate, NeuVax. In connection with our acquisition of Apthera, we reduced the scope of our RNAi activities to focus primarily on RXI-109, our lead RNAi-product, while maintaining our key development alliances and core RNAi discovery and development capability. Following the Apthera acquisition, our board of directors undertook to explore strategic alternatives for our RNAi platform that would enable us to commit more resources to our later-stage oncology drug programs.
     As referred to below under “Recent Developments,” on September 24, 2011, we contributed to a new wholly owned subsidiary formed by us for this purpose substantially all of our RNAi-related technologies and assets and entered into a number of agreements relating to RXi’s ongoing business and operations. Our new subsidiary, which assumed the RXi name, will focus solely on developing and commercializing therapeutic products based on RNAi technologies for the treatment of human diseases, including fibrotic disease, with financing provided by institutional investors in RXi. In the agreements, we have agreed, among other things, to undertake to distribute to our stockholders a portion of our shares of common stock of RXi. See “RXi’s RNAi Program,” below, for a summary of RXi’s current research and development activities.
Our Oncology Therapeutic Programs
     The chart below summarizes the current status of our oncology drug development programs, with the dark shading indicating completed stages of development and the light shading indicating development activities we intend to prioritize in the near-term:

     We are developing a pipeline of immunotherapy product candidates for the treatment of various cancers based on the E75 peptide, the most advanced of which is NeuVax, which is targeted at preventing the recurrence of breast cancer. NeuVax has had positive Phase I/II clinical trial results for the prevention of breast cancer recurrence in patients who have had breast cancer and received the standard of care treatment (surgery, chemotherapy, radiotherapy and hormonal therapy as indicated). We intend to conduct a Phase III clinical trial of NeuVax for the prevention of breast cancer recurrence in early-stage (node-positive) HER2 1+ and 2+ breast cancer patients. We project that this Phase III clinical trial will begin in the first half of 2012 subject to satisfying certain FDA information requirements to be released from a Chemical Manufacturing and Control, or “CMC,” clinical hold to commence the trial.
     NeuVax is an immunotherapy that stimulates the immune system to actively seek out and selectively kill cancer cells. NeuVax directs “killer” T-cells to target and destroy cancer cells that express HER2/neu, a protein associated with epithelial tumors in breast, ovarian, pancreatic, colon, bladder and prostate cancers. NeuVax is comprised of two components: a HER2/neu-derived peptide called E75 and the immune adjuvant GM-CSF. E75 is a nine-amino acid sequence that is immunogenic (produces an immune response) and GM-CSF is a commercially available protein that acts to stimulate and activate components of the immune system such as macrophages and dendritic cells.
     NeuVax has been shown to be most effective in patients with low-to-intermediate HER2/neu expressors with HLA type A2+ or A3+. We believe that approximately 25,000 of the approximately 200,000 women diagnosed with breast cancer in the U.S. each year meet these criteria. We believe that NeuVax’s specificity provides for a highly targeted therapy to prevent breast cancer recurrence for a selected subset of breast cancer patients and we believe it will increase the chance of a successful treatment outcome for these patients.
     We also are pursuing additional therapeutic indications for NeuVax that are currently in Phase I/II clinical trials. Under our IND, open protocols for the treatment of prostate cancer, ovarian cancer and bladder cancer exist for patient populations with the same general criteria for eligibility as in breast cancer (i.e., early-stage disease and adjuvant treatment setting after surgery with immunologic competence). We may also explore whether NeuVax provides clinical benefits in other areas, such as a prophylactic vaccine against breast cancer occurrence in healthy women with a high likelihood for developing breast cancer based on genetic assays or biomarkers and a strong positive familial history of breast cancer. We also may investigate the use of NeuVax in combination with other therapies with a view to leveraging NeuVax’s attractive safety profile and targeted mechanism of action. Clinical trials conducted on NeuVax have provided proof-of-principle data in early-stage node-negative breast cancer, although such data is preliminary and not statistically significant, since the trials were not designed to provide statistically significant efficacy data. Both the early-stage node-negative breast cancer indication and the high-risk patient indication are longer-term areas of interest that we currently expect to explore only with support from corporate partners.
Recent Developments
     On September 26, 2011, we changed the name of our company from RXi Pharmaceuticals Corporation to Galena Biopharma, Inc. in connection with our planned separation into two companies: (i) Galena, which will operate as a late-stage oncology drug development company; and (ii) RXi, which is a newly formed subsidiary of Galena that will continue to develop novel RNAi-based therapies utilizing our historical RNAi assets. RXi was initially incorporated as RNCS, Inc. and assumed the name RXi Pharmaceuticals Corporation in conjunction with the change in our name to Galena. Unless the context otherwise indicates, references in this prospectus supplement to the “company,” “we,” “us” or “our” prior to the proposed partial spin-off of RXi collectively refer to Galena, our wholly owned subsidiary, Apthera, Inc. (“Apthera”), and RXi; references to the “company,” “we,” “us” or “our” refer only to Galena and Apthera after the partial spin-off of RXi.
     We formed our new RXi subsidiary in agreement with two institutional investors. On September 24, 2011, we entered into a securities purchase agreement with RXi and the investors, pursuant to which the investors agreed to purchase a total of $9,500,000 of preferred stock of RXi at the closing of the partial spin-off of RXi, and to make bridge loans of up to $1,500,000 to RXi to fund its operations between signing and closing. The outstanding principal and accrued interest from the bridge loans will be converted into RXi preferred stock at the closing of the partial spin-off of RXi and will represent a portion of the $9,500,000 total investment, which is referred to in this prospectus supplement the “RXi financing.”
     On September 24, 2011, we contributed to RXi substantially all of our RNAi-related technologies and assets and entered into a number of agreements relating to the RXi financing and other aspects of RXi’s ongoing business and operations. RXi will focus on developing and commercializing therapeutic products based on RNAi technologies for the treatment of human diseases, including its lead anti-scarring and anti-fibrosis product candidate, RXI-109. In these agreements, we have committed, among other things, to undertake to distribute to our stockholders a portion of the RXi common stock held by Galena, which we refer to in this prospectus supplement as the “partial spin-off of RXi.” We sometimes refer to the shares of common stock of RXi to be distributed to our stockholders as the “spin-off shares.”
     The RXi financing and the partial spin-off of RXi are subject to customary closing conditions, including the registration under the Securities Act of 1933, as amended, of the distribution by us of the spin-off shares. There is no assurance that the RXi financing and the partial spin-off of RXi will be completed.
     To date, RXi’s activities have consisted of completing its organizational activities, acquiring our RNAi-related assets and entering into the agreements described in detail in our Current Report on Form 8-K filed with the SEC on September 26, 2011, which descriptions are incorporated by reference herein in their entirety. Our recent Current Report also include as exhibits the principal agreement described in the Current Report. We also describe in our Current Report recent changes in our management and scientific team related to RXi’s activities, as well as two new license arrangements entered into recently by Galena.
     See “Incorporation of Information by Reference” in this prospectus supplement for information on how to obtain our recent Current Report. You should read in its entirety our recent Current Reports.
RXi’s RNAi Program.
     RXI-109, RXi’s first RNAi product candidate, is a dermal anti-scarring therapy that targets connective tissue growth factor, or “CTGF,” and that may inhibit connective tissue formation in human fibrotic disease.
     Data obtained from pre-clinical studies of RXi’s sd-rxRNA compounds in preliminary pre-clinical models using local administration to the skin have shown robust delivery and effective target gene silencing. RXi has targeted filing an investigational new drug, or “IND,” application and commencing clinical trials of RXI-109 in 2012. If clinical studies of RXI-109 produce successful results in anti-scarring, RXi may explore opportunities in other dermatology applications and other anti-fibrotic indications, possibly including pulmonary fibrosis, liver fibrosis, acute spinal cord injury, ocular scarring and restenosis.
Financial Condition
     As of June 30, 2011, we had cash and cash equivalents of approximately $17.9 million, which we believe should be sufficient to fund our operations through at least the second quarter of 2012.
     We have not generated revenue to date and may not generate product revenue in the foreseeable future, if ever. We expect to incur significant operating losses as we advance our product candidates through the drug development and regulatory process. As a result of the expenses we expect to incur in connection with the Phase III clinical trial for NeuVax, we expect our expenses to increase significantly from historic levels for the foreseeable future. In addition to higher research and development expenses, we expect general and administrative costs to increase as we add personnel. We will need to generate significant revenues to achieve profitability and might never do so. In the absence of product revenues, our potential sources of operational funding are expected to be the proceeds from equity financings, funded research and development payments and payments received under partnership and collaborative agreements. There is no guarantee that additional funding will be available to us on acceptable terms, or at all. If we fail to obtain additional funding when needed, we would be forced to scale back or terminate our operations, or to seek to merge with or to be acquired by another company.

The Offering

Issuer	Galena Biopharma, Inc.

Common stock we are offering	700,000 shares of common stock.

Offering price per share	$0.65.

Common stock to be outstanding after this offering	Approximately 42,686,800 shares.

Risk factors	See “Risk Factors” beginning on page 6 of this prospectus supplement and page 5 of the accompanying prospectus for a discussion of factors you should consider carefully when making an investment decision.

Use of proceeds	We intend to use the net proceeds of this offering for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, pre-clinical and clinical trial expenditures, and commercial expenditures. See “Use of Proceeds” on page 22 of this prospectus supplement for further information.

The NASDAQ Capital Market symbol	RXII.
     The estimated number of shares of common stock shown above to be outstanding after this offering is based on 41,986,800 shares outstanding as of September 23, 2011 and excludes:
•	5,230,611 shares of our common stock subject to options outstanding as of September 23, 2011 having a weighted-average exercise price of $4.48 per share;
•	2,646,667 shares of our common stock reserved for issuance in connection with future awards under our 2007 Incentive Stock Plan;
•	250,000 shares of our common stock reserved for sale under our employee stock purchase plan; and
•	20,050,642 shares of our common stock subject to outstanding warrants as of September 23, 2011 having a weighted-average exercise price of $1.90 per share.

RISK FACTORS
     Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision to invest in our common stock. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.
     If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.
Risks Relating to Our Business and Industry
We recently changed our strategic focus, and the anticipated benefits of our new strategic focus may not be realized.
     Prior to our acquisition of Apthera in March 2011, we were engaged primarily in conducting discovery research and pre-clinical development activities based on RNA interference, or “RNAi.” In connection with our acquisition of Apthera, we reduced the scope of our RNAi activities to focus primarily on RXI-109, our lead RNAi-product, while maintaining our key development alliances and core RNAi discovery and development capability. Following the Apthera acquisition, our board of directors undertook to explore strategic alternatives for our RNAi platform that would enable us to commit more resources to our later-stage oncology drug programs, and on September 24, 2011, we contributed to RXi substantially all of our RNAi-related technologies and assets and entered into a number of agreements in contemplation of the partial spin-off of RXi. RXi will focus solely on developing and commercializing therapeutic products based on our RNAi technologies for the treatment of human diseases, including fibrotic disease. There is no assurance, however, that the partial spin-off of RXi will be completed or that RXi will be able to succeed as a stand-alone company. There also is no assurance that we will be successful in implementing our new focus as an oncology drug development company.
We are largely dependent on the success of our leading drug candidate, which may not receive regulatory approval or be successfully commercialized.
     Our business prospects depend heavily on successfully developing and commercializing our lead product candidate, NeuVax. We expect Phase III clinical trials of NeuVax to begin in 2012, but there is no assurance that we will be able to successfully develop NeuVax or any other product candidate.
     We currently generate no revenue from sales, and we may never be able to develop marketable products. Before they can be marketed, our products in development must be approved by the FDA or similar foreign governmental agencies. The process for obtaining FDA approval is both time-consuming and costly, with no certainty of a successful outcome. Before obtaining regulatory approval for the sale of any drug candidate, we must conduct extensive pre-clinical tests and clinical trials to demonstrate the safety and efficacy in humans of our product candidates. Although NeuVax has demonstrated safety during Phase I and Phase II clinical trials, further testing may undermine those determinations or unexpected side effects may arise. A failure of any pre-clinical study or clinical trial can occur at any stage of testing. The results of pre-clinical and initial clinical testing of these products may not necessarily indicate the results that will be obtained from later or more extensive testing. It also is possible to suffer significant setbacks in advanced clinical trials, even after obtaining promising results in earlier trials.
A number of different factors could prevent us from obtaining regulatory approval or commercializing our product candidates on a timely basis, or at all.
     We, the FDA or other applicable regulatory authorities or an institutional review board, or “IRB,” which is an independent committee under the oversight of the United States Department of Health and Human Services, or “HHS,” that has been formally registered with HHS and functions to approve, monitor and review biomedical and behavioral research involving humans, may suspend clinical trials of a drug candidate at any time for various reasons, including if we or they believe the subjects or patients participating in such trials are being exposed to unacceptable health risks. Among other reasons, adverse side effects of a drug candidate on subjects or patients in a clinical trial could result in the FDA or other regulatory authorities suspending or terminating the trial and refusing to approve a particular drug candidate for any or all indications of use.

     Clinical trials of a new drug candidate require the enrollment of a sufficient number of patients, including patients who are suffering from the disease the drug candidate is intended to treat and who meet other eligibility criteria. Rates of patient enrollment are affected by many factors, and delays in patient enrollment can result in increased costs and longer development times.
     Clinical trials also require the review and oversight of IRBs, which approve and continually review clinical investigations and protect the rights and welfare of human subjects. An inability or delay in obtaining IRB approval could prevent or delay the initiation and completion of clinical trials, and the FDA may decide not to consider any data or information derived from a clinical investigation not subject to initial and continuing IRB review and approval.
     In addition, cancer vaccines are a relatively new form of therapeutic and a very limited number of such products have received regulatory approval. Therefore, the FDA or other regulatory authority may apply standards for approval of a new cancer vaccine that is different from past experience.
     Numerous factors could affect the timing, cost or outcome of our drug development efforts, including the following:
•	possible delays in the commencement of Phase III clinical tests for NeuVax,
•	conditions imposed on us by the FDA or comparable foreign authorities regarding the scope or design of our clinical trials,
•	problems in engaging IRBs to oversee trials or problems in obtaining or maintaining IRB approval of studies,
•	difficulty in enrolling patients in conformity with required protocols or projected timelines,
•	third party contractors failing to comply with regulatory requirements or meet their contractual obligations to us in a timely manner,
•	our drug candidates having very different chemical and pharmacological properties in humans than in laboratory testing and interacting with human biological systems in unforeseen, ineffective or harmful ways, and the possibility that our previous Phase II trials were not indicative of our drug candidates’ performance in larger patient populations,
•	the need to suspend or terminate our clinical trials if the participants are being exposed to unacceptable health risks,
•	insufficient or inadequate supply or quality of our drug candidates or other necessary materials necessary to conduct our clinical trials,
•	effects of our drug candidates not being the desired effects or including undesirable side effects or the drug candidates having other unexpected characteristics,
•	the cost of our clinical trials may be greater than we anticipate,
•	negative or inconclusive results from our clinical trials or the clinical trials of others for drug candidates similar to our own or inability to generate statistically significant data confirming the efficacy of the product being tested,
•	changes in the FDA’s requirements for our testing during the course of that testing, and
•	reallocation of our limited financial and other resources to other clinical programs.
     It is possible that none of the product candidates that we develop will obtain the appropriate regulatory approvals necessary for us to begin selling them or that any regulatory approval to market a product may be subject to limitations on the indicated uses for which we may market the product. The time required to obtain FDA and other approvals is unpredictable but often can take years following the commencement of clinical trials, depending upon the complexity of the drug candidate. Any analysis we perform of data from clinical activities is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. Any delay or failure in obtaining required approvals could have a material adverse effect on our ability to generate revenue from the particular drug candidate.
     We are also subject to numerous foreign regulatory requirements governing the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. The foreign regulatory approval process includes all of the risks associated with the FDA approval described above as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. Approval by the FDA does not assure approval by regulatory authorities outside of the United States.
We will rely upon third parties for the manufacture of our clinical product candidates.
     We do not have the facilities or expertise to manufacture supplies of any of our potential product candidates for clinical trials. Accordingly, we will be dependent upon contract manufacturers for these supplies. There can be no assurance that we will be able to secure needed supply arrangements on attractive terms, or at all. Our failure to secure these arrangements as needed could have a materially adverse effect on our ability to complete the development of our product candidates or, if we obtain regulatory approval for our product candidates, to commercialize them.
     Our current plans call for the manufacture of our compounds by contract manufacturers offering research grade, Good Laboratory grade and Good Manufacturing Practices grade materials for preclinical studies (e.g., toxicology studies) and for clinical use. Certain of our product candidates are complex molecules requiring many synthesis steps, which may lead to challenges with purification and scale-up. These challenges could result in increased costs and delays in manufacturing. NeuVax contains EM-CSF, a compound produced by Genzyme. If Genzyme were to discontinue supplying GM CSF, we may experience delays in securing a replacement supplier.
We may not be able to establish or maintain the third party relationships that are necessary to develop or potentially commercialize some or all of our product candidates.
     We expect to depend on collaborators, partners, licensees, clinical research organizations and other third parties to support our discovery efforts, to formulate product candidates, to manufacture our product candidates, and to conduct clinical trials for some or all of our product candidates. We cannot guarantee that we will be able to successfully negotiate agreements for or maintain relationships with collaborators, partners, licensees, clinical investigators, vendors and other third parties on favorable terms, if at all. Our ability to successfully negotiate such agreements will depend on, among other things, potential partners’ evaluation of the superiority of our technology over competing technologies and the quality of the pre-clinical and clinical data that we have generated, and the perceived risks specific to developing our product candidates. If we are unable to obtain or maintain these agreements, we may not be able to clinically develop, formulate, manufacture, obtain regulatory approvals for or commercialize our product candidates. Under certain license agreements that we have already entered into, we have minimum dollar amounts per year that we are obligated to spend on the development of the technology we have licensed from our contract partners and other obligations to maintain certain licenses. If we fail to meet this requirement under any of our licenses that contain such requirements or any other obligations under these licenses, we may be in breach of our obligations under such agreement, which may result in the loss of the technology licensed. We cannot necessarily control the amount or timing of resources that our contract partners will devote to our research and development programs, product candidates or potential product candidates, and we cannot guarantee that these parties will fulfill their obligations to us under these arrangements in a timely fashion. We may not be able to readily terminate any such agreements with contract partners even if such contract partners do not fulfill their obligations to us.
     In addition, we may receive notices from third parties from time to time alleging that our technology or product candidates infringes the intellectual property rights of those third parties. Any assertion by third parties that our activities or product candidates infringe upon their intellectual property rights may adversely affect our ability to secure strategic partners or licensees for our technology or product candidates or our ability to secure or maintain manufacturers for our compounds.
Even if we obtain regulatory approvals, our marketed drugs will be subject to ongoing regulatory review. If we fail to comply with continuing U.S. and foreign regulations, we could lose our approvals to market drugs and our business would be materially adversely affected.
     Following regulatory approval of any drugs we may develop, we will remain subject to continuing regulatory review, including the review of adverse drug experiences and clinical results that are reported after our drug products are made available to patients. This would include results from any post marketing tests or vigilance required as a condition of approval. The manufacturer and manufacturing facilities we use to make any of our drug products will also be subject to periodic review and inspection by the FDA. The discovery of any new or previously unknown problems with the product, manufacturer or facility may result in restrictions on the drug or manufacturer or facility, including withdrawal of the drug from the market. We would continue to be subject to the FDA requirements governing the labeling, packaging, storage, advertising, promotion, recordkeeping, and submission of safety and other post-market information for all of our product candidates, even those that the FDA had approved. If we fail to comply with applicable continuing regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approval, product recalls and seizures, operating restrictions and other adverse consequences.
Even if we receive regulatory approval to market our product candidates, our product candidates may not be accepted commercially, which may prevent us from becoming profitable.
     NeuVax and our other cancer-targeted product candidates may not achieve market acceptance. Factors that we believe will materially affect market acceptance of our product candidates include:
•	timing of our receipt of any marketing approvals, the terms of any approvals and the countries in which approvals are obtained,
•	safety, efficacy and ease of administration of our product candidates,
•	advantages of our product candidates over those of our competitors,
•	willingness of patients to accept relatively new therapies,
•	success of our physician education programs,
•	availability of government and third-party payor reimbursement,
•	pricing of our products, particularly as compared to alternative treatments, and
•	availability of effective alternative treatments and the relative risks and/or benefits of the treatments.
We will be subject to competition and may not be able to compete successfully.
     The biotechnology industry, including the cancer therapy vaccines market, is intensely competitive and involves a high degree of risk. We compete with other companies that have far greater experience and financial, research and technical resources than us. Potential competitors in the United States and worldwide are numerous and include pharmaceutical and biotechnology companies, educational institutions and research foundations, many of which have substantially greater capital resources, marketing experience, research and development staffs and facilities than us. Some of our competitors may develop and commercialize products that compete directly with those incorporating our technology, introduce products to market earlier than our products or on a more cost effective basis. We may be unable to effectively develop our technology or any other applications on a cost effective basis or otherwise. In addition, our technology may be subject to competition from other technology or methods developed using techniques other than those developed by traditional biotechnology methods. Our competitors compete with us in recruiting and retaining qualified scientific and management personnel as well as in acquiring technologies complementary to our technology. Our collaborators or we will face competition with respect to product efficacy and safety, ease of use and adaptability to various modes of administration, acceptance by physicians, the timing and scope of regulatory approvals, availability of resources, reimbursement coverage, price and patent position, including potentially dominant patent positions of others. An inability to successfully complete our product development could lead to us having limited prospects for establishing market share or generating revenues from our technology.
     For patients with early stage breast cancer, adjuvant therapy is often given to prevent recurrence and increase the chance of long-term disease free survival. Adjuvant therapy for breast cancer can include chemotherapy, hormonal therapy, radiation therapy, or combinations thereof. In addition, the HER2 targeted drug trastuzumab (Herceptin®) may be given to patients with tumors with high expression of HER2 (IHC 3+).

     There are a number of cancer vaccines in development for breast cancer, including but not limited to Lapuleucel-T (Dendreon), AE-37 (Antigen Express) and Stimuvax (Merck KgA). While these development candidates are aimed at a number of different targets, there is no guarantee that any of the these compounds will not in the future be indicated for treatment of low to intermediate HER 2 breast cancer patients and become directly competitive with NeuVax.
We are dependent on technologies we license, and if we lose the right to license such technologies or we fail to license new technologies in the future, our ability to develop new products would be harmed.
     We currently are dependent on licenses from third parties for technologies relating to our product candidates. Our current licenses impose, and any future licenses we enter into are likely to impose, various development, funding, royalty, diligence, sublicensing, insurance and other obligations on us. If our license with respect to any of these technologies is terminated for any reason, the development of the products contemplated by the licenses would be delayed, or suspended altogether, while we seek to license similar technology or develop new non-infringing technology. The costs of obtaining new licenses are high.
We may be unable to protect our intellectual property rights licensed from others parties, our intellectual property rights may be inadequate to prevent third parties from using our technologies or developing competing products, and we may need to license additional intellectual property from others.
     There is a risk that the products incorporating our peptide-based immunotherapy technology or otherwise marketed by us might infringe the patent, trademark or other intellectual property rights of third parties. We have not received any notice of any claims or threats of litigation based on any third party patent, trademark or other intellectual property rights; however, the lack of such a notice to date does not guarantee that we will not receive such a notice in the future, as frequently patent holders do not asset infringement until an alleged infringer is commercializing a product.
     In addition to our licenses, we also rely on copyright and trademark protection, trade secrets, know-how, continuing technological innovation and licensing opportunities. In an effort to maintain the confidentiality and ownership of our trade secrets and proprietary information, we require our employees, consultants, advisors and others to whom we disclose confidential information to execute confidentiality and proprietary information agreements. However, it is possible that these agreements may be breached, invalidated or rendered unenforceable, and if so, there may not be an adequate corrective remedy available. Furthermore, like many companies in our industry, we may from time to time hire scientific personnel formerly employed by other companies involved in one or more areas similar to the activities we conduct. In some situations, our confidentiality and proprietary information agreements may conflict with, or be subject to, the rights of third parties with whom our employees, consultants or advisors have prior employment or consulting relationships. Although we require our employees and consultants to maintain the confidentiality of all confidential information of previous employers, we may be subject to allegations of trade secret misappropriation or other similar claims as a result of our employees’ or consultants’ prior affiliations. Finally, others may independently develop substantially equivalent proprietary information and techniques, or otherwise gain access to our trade secrets. Our failure to protect our proprietary information and techniques may inhibit or limit our ability to exclude certain competitors from the market and execute our business strategies.
Our success depends upon our ability to obtain and maintain intellectual property protection for our products and technologies.
     Our success will depend on our ability to obtain and maintain adequate protection of our intellectual property covering our product candidates and technologies. The ultimate degree of patent protection that will be afforded to biotechnology products and processes, including ours, in the United States and in other important markets remains uncertain and is dependent upon the scope of protection decided upon by the patent offices, courts and lawmakers in these countries. There is no certainty that our existing patents, or patent applications if obtained, will afford us substantial protection or commercial benefit. Similarly, there is no assurance that our pending patent applications or patent applications licensed from third parties will ultimately be granted as patents or that those patents that have been issued or are issued in the future will stand if they are challenged in court.
     There may be patent or other intellectual property rights belonging to others that require us to alter our products, pay licensing fees or cease certain activities. If our products infringe patent or other intellectual property rights of others, the owners of those rights could bring legal actions against us claiming damages and seeking to enjoin manufacture, use, marketing and sales of the affected products. If these legal actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to manufacture or market the affected products. We may not prevail in any action brought against us, and any license required under any rights that we infringe may not be available on acceptable terms or at all. Others may attempt to invalidate our intellectual property rights or those of our licensors. Even if our rights, or those of our licensors, are not directly challenged, disputes among third parties could lead to the weakening or invalidation of our intellectual property rights. Any attempt by third parties to undermine or invalidate our intellectual property rights could be costly to defend, require significant time and attention of our management and have a material adverse effect on our business.
If we are unable to obtain regulatory exclusivity for NeuVax, our business would be adversely affected and such exclusivity may not provide sufficient protection to prevent competitors from entering our markets.
     Because our intellectual property rights to the composition of matter of NeuVax expire prior to commercialization, we expect to rely substantially on data exclusivity provided under the Federal Food, Drug, and Cosmetic Act and similar laws in other countries and, to a lesser extent, on orphan drug designation, if granted for NeuVax. We are preparing to apply for Orphan Drug status for NeuVax that, if granted, could provide seven years or ten years of data exclusivity in the United States or the European Union, respectively. However, there is no assurance that the FDA or EMEA will approve our Orphan Drug Application. While we also anticipate that NeuVax will qualify for 12 years of data exclusivity, or the inability of another company to use our clinical data to support their application for regulatory approval, under the Patient Protection and Affordable Care Act; there can be no assurance that the 12 years of exclusivity provided for under the Patient Protection and Affordable Care Act will remain law, or that NeuVax will meet the qualifications of a “biological product” to receive the specified period of exclusivity.
     While the orphan drug designation for NeuVax, if granted, will provide seven years of market exclusivity in the United States, we will not be able to exclude other companies from manufacturing and/or selling E75 beyond that timeframe. Even if we have orphan drug designation for a particular drug indication, we cannot guarantee that another company also holding orphan drug designation will not receive FDA approval for the same indication before we do. If that were to happen, our applications for that indication may not be approved until the competing company’s seven-year period of exclusivity expired. Even if we are the first to obtain FDA approval for an orphan drug indication, there are circumstances under which a competing product may be approved for the same indication during our seven-year period of marketing exclusivity, such as if the later product is shown to be clinically superior to the orphan product. Further, the seven-year marketing exclusivity would not prevent competitors from obtaining approval of the same compound for other indications or the use of other types of drugs for the same use as the orphan drug. In addition, data exclusivity does not prevent another company from completing its own clinical trials with NeuVax and obtaining regulatory approval for the same indication for which NeuVax may be approved. Consequently, we may not be able to prevent competitors from entering the market prior to the end of any applicable data exclusivity period. If we are not able to prevent competitors from entering the market with a similar product to NeuVax, our ability to achieve profits from sales of NeuVax will be dramatically limited.
We are subject to potential liabilities from clinical testing and future product liability claims.
     If any of our future products are alleged to be defective, they may expose us to claims for personal injury by patients in clinical trials of our products. If our products are approved by the FDA, users may claim that such products caused unintended adverse effects. We will seek to obtain clinical trial insurance for clinical trials that we conduct, as well as liability insurance for any products that we market. There can be no assurance that we will be able to obtain insurance in the amounts we seek, or at all. We anticipate that licensees who develop our products will carry liability insurance covering the clinical testing and marketing of those products. There is no assurance, however, that any insurance maintained by us or our licensees will prove adequate in the event of a claim against us. Even if claims asserted against us are unsuccessful, they may divert management’s attention from our operations and we may have to incur substantial costs to defend such claims.
Any drugs we develop may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, which could have a material adverse effect on our business.
     We intend to sell our products primarily to hospitals, oncologists and clinics which receive reimbursement for the health care services they provide to their patients from third-party payors, such as Medicare, Medicaid and other domestic and international government programs, private insurance plans and managed care programs. Most third-party payors may deny reimbursement if they determine that a medical product was not used in accordance with cost-effective treatment methods, as determined by the third-party payor, was used for an unapproved indication or if they believe the cost of the product outweighs its benefits. Third-party payors also may refuse to reimburse for experimental procedures and devices. Furthermore, because our programs are still in development, we are unable at this time to determine their cost-effectiveness and the level or method of reimbursement for them. Increasingly, the third-party payors who reimburse patients are requiring that drug companies provide them with predetermined discounts from list prices, and are challenging the prices charged for medical products. If the price we are able to charge for any products we develop is inadequate in light of our development and other costs, our profitability could be adversely affected.

     We currently expect that any drugs we develop may need to be administered under the supervision of a physician. Under currently applicable law, drugs that are not usually self-administered may be eligible for coverage by the Medicare program if:
•	they are “incidental” to a physician’s services,
•	they are “reasonable and necessary” for the diagnosis or treatment of the illness or injury for which they are administered according to accepted standard of medical practice,
•	they are not excluded as immunizations, and
•	they have been approved by the FDA.
     Insurers may refuse to provide insurance coverage for newly approved drugs, or insurance coverage may be delayed or be more limited than the purpose for which the drugs are approved by the FDA. Moreover, eligibility for insurance coverage does not imply that any drug will be reimbursed in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Interim payments for new drugs, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Reimbursement may be based on payments for other services and may reflect budgetary constraints or imperfections in Medicare data. Net prices for drugs may be reduced by mandatory discounts or rebates required by government health care programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. Third-party payors often rely upon Medicare coverage policy and payment limitations in setting their own reimbursement rates. Our inability to promptly obtain coverage and profitable reimbursement rates from both government-funded and private payors for new drugs that we develop could have a material adverse effect on our operating results, our ability to raise capital needed to develop products, and our overall financial condition.
     Additionally, third-party payors are increasingly attempting to contain health care costs by limiting both coverage and the level of reimbursement for medical products and services. Levels of reimbursement may decrease in the future, and future legislation, regulation or reimbursement policies of third-party payors may adversely affect the demand for and price levels of our products. If our customers are not reimbursed for our products, they may reduce or discontinue purchases of our products, which could have a material adverse effect on our business, financial condition and results of operations.
     Comprehensive health care reform legislation, which was recently adopted by Congress and was subsequently signed into law, could adversely affect our business and financial condition. Among other provisions, the legislation provides that a “biosimilar” product may be approved by the FDA on the basis of analytical tests and certain clinical studies demonstrating that such product is highly similar to an existing, approved product and that switching between an existing product and the biosimilar product will not result in diminished safety or efficacy. This abbreviated regulatory approval process may result in increased competition if we are able to bring a product to market. The legislation also includes more stringent compliance programs for companies in various sectors of the life sciences industry with which we may need to comply and enhanced penalties for non-compliance with the new health care regulations. Complying with new regulations may divert management resources, and inadvertent failure to comply with new regulations may result in penalties being imposed on us.
     Some states and localities have established drug importation programs for their citizens, and federal drug import legislation has been introduced in Congress. The Medicare Prescription Drug Plan legislation, which became law in December 2003, required the Secretary of Health and Human Services to promulgate regulations for drug reimportation from Canada into the United States under some circumstances, including when the drugs are sold at a lower price than in the United States. The Secretary, however, retained the discretion not to implement a drug reimportation plan if he finds that the benefits do not outweigh the costs, and has so far declined to approve a reimportation plan. Proponents of drug reimportation may attempt to pass legislation that would directly allow reimportation under certain circumstances. Legislation or regulations allowing the reimportation of drugs, if enacted, could decrease the price we receive for any products that we may develop and adversely affect our future revenues and prospects for profitability.
If our new management team is not effective or if we fail to attract, hire and retain qualified personnel, we may not be able to design, develop, market or sell our products or successfully manage our business.
     Our business prospects are dependent on our management team. The loss of Dr. Ahn, our President, Chief Executive Officer and interim Chief Financial Officer and the President and Chief Financial Officer of RXi, or our other executive officers, or our inability to identify, attract, retain and integrate additional qualified key personnel, could make it difficult for us to manage our business successfully and achieve our business objectives.

     Competition for skilled research, product development, regulatory and technical personnel also is intense, and we may not be able to recruit and retain the personnel we need. The loss of the services of any key research, product development, regulatory, and technical personnel, or our inability to hire new personnel with the requisite skills, could restrict our ability to develop our product candidates.
We use biological and hazardous materials, and we may be liable for any contamination or injury we cause.
     Our research and development activities involve the controlled use of potentially harmful biological materials as well as hazardous materials, chemicals and various radioactive compounds. We cannot completely eliminate the risk of accidental contamination or injury; we may be liable for any damages that result, and any liability could exceed our resources.
     We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of biohazardous materials. We maintain workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of these materials. State laws mandate the limits of our workers’ compensation insurance, and our workers’ compensation liability is capped at these state-mandated limits. We do not maintain insurance for environmental liability or toxic tort claims that may be asserted against us in connection with our storage or disposal of biological, hazardous or radioactive materials. Additional federal, state and local laws and regulations affecting our operations may be adopted in the future. We may incur substantial costs to comply with, and substantial fines or penalties if we violate any of these laws or regulations.
Risks Relating Our Financial Position and Capital Requirements
We may not be able to obtain sufficient financing, and may not be able to develop our product candidates.
     We believe that our existing cash and cash equivalents, including the proceeds from this offering, should be sufficient to fund our operations through at least the second quarter of 2012. In the future, we will be dependent on obtaining further financing from third parties in order to maintain our operations and to meet our financial obligations. We cannot assure that additional debt or equity or other funding to maintain our operations and to meet our obligations to our licensors will be available to us in the future on acceptable terms, or at all. If we fail to obtain additional funding when needed, we would be forced to scale back, or terminate, our operations, or to seek to merge with or to be acquired by another company.
     We anticipate that we will need to raise substantial amounts of money to fund a variety of future activities integral to the development of our business, which may include but are not limited to the following:
•	to conduct a Phase III clinical trial for NeuVax,
•	to obtain regulatory approval for our product candidates,
•	to file and prosecute patent applications and to defend and assess patents to protect our technologies,

•	to retain qualified employees, particularly in light of intense competition for qualified scientists,
•	to manufacture products ourselves or through third parties,
•	to market our products, either through building our own sales and distribution capabilities or relying on third parties, and
•	to acquire new technologies, licenses, products or companies.
     We cannot assure you that any financing needed for the development of our business will be available to us on acceptable terms or at all. If we cannot obtain additional financing in the future, our operations may be restricted and we may ultimately be unable to continue to develop and potentially commercialize our product candidates.

We expect to continue to incur significant research and development expenses, which may make it difficult for us to attain profitability, and may lead to uncertainty about or as to our ability to continue as a going concern.
     Substantial funds were expended to develop our technologies and product candidates, and additional substantial funds will be required for further research and development, including pre-clinical testing and clinical trials of any product candidates, and to manufacture and market any products that are approved for commercial sale. Because the successful development of our products is uncertain, we are unable to precisely estimate the actual funds we will require to develop and potentially commercialize them. In addition, we may not be able to generate enough revenue, even if we are able to commercialize any of our product candidates, to become profitable.
     In the event that we are unable to achieve or sustain profitability or to secure additional financing, we may not be able to meet our obligations as they come due, raising substantial doubts as to our ability to continue as a going concern. Any such inability to continue as a going concern may result in our common stock holders losing their entire investment. There is no guaranty that we will become profitable or secure additional financing. Our financial statements contemplate that we will continue as a going concern and do not contain any adjustments that might result if we were unable to continue as a going concern. Changes in our operating plans, our existing and anticipated working capital needs, the acceleration or modification of our expansion plans, increased expenses, potential acquisitions or other events will all affect our ability to continue as a going concern. Future financing may be obtained through, and future development efforts may be paid for by, the issuance of debt or equity, which may have an adverse effect on our stockholders or may otherwise adversely affect our business.
     If we raise funds through the issuance of debt or equity, any debt securities or preferred stock issued will have rights, preferences and privileges senior to those of holders of our common stock in the event of a liquidation. In such event, there is a possibility that once all senior claims are settled, there may be no assets remaining to pay out to the holders of common stock. In addition, if we raise funds through the issuance of additional equity, whether through private placements or additional public offerings, such an issuance would dilute your ownership in us.
     The terms of debt securities may also impose restrictions on our operations, which may include limiting our ability to incur additional indebtedness, to pay dividends on or repurchase our capital stock, or to make certain acquisitions or investments. In addition, we may be subject to covenants requiring us to satisfy certain financial tests and ratios, and our ability to satisfy such covenants may be affected by events outside of our control.
     You may have difficulty evaluating our business, because we only recently acquired Apthera and are undertaking to partially spin off RXi. As a result, the historical financial information included in our annual report on Form 10-K for the year ended December 31, 2010 and subsequent quarterly reports on Form 10-Q do not necessarily reflect the financial condition, results of operations or cash flows that we will achieve in the future.
We have limited operating experience and may not be able to effectively operate.
     We are a development-stage company with limited operating history conducting oncology drug programs. We will focus on developing and, if we obtain regulatory approval, commercializing our product candidates, and there is no assurance that we will be successful. There is no assurance that we will be able to manage our business effectively, or that we will be able to identify, hire and retain any needed additional management or scientific personnel to develop and implement our product development plans, obtain third-party contracts or any needed financing or achieve our other business objectives.
     As a publicly traded company, we are subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002. In addition, the Exchange Act requires that we file annual, quarterly and current reports. Our failure to prepare and disclose this information in a timely manner could subject us to penalties under federal securities laws, expose us to lawsuits and restrict our ability to access financing. The Sarbanes-Oxley Act requires that we, among other things, establish and maintain effective internal controls and procedures for financial reporting. From time to time we evaluate our existing internal controls in light of the standards adopted by the Public Company Accounting Oversight Board. It is possible that we or our independent registered public accounting firm may identify significant deficiencies or material weaknesses in our internal control over financial reporting in the future. Any failure or difficulties in implementing and maintaining these controls could cause us to fail to meet the periodic reporting obligations or result in material misstatements in our financial statements.

     Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting. Our failure to satisfy the requirements of Section 404 on a timely basis could result in the loss of investor confidence in the reliability of our financial statements, which in turn could have a material adverse effect on our business and our common stock.
Risks Associated With the Partial Spin-Off of RXi
     There are a number of risks associated with the partial spin-off of RXi, including the following:
We will no longer control RXi.
     We currently own all of the outstanding shares of common stock of RXi. Upon completion of the RXi financing and the partial spin-off of RXi, we will own only approximately 4% of the as-converted common stock of RXi and our stockholders will own in the aggregate 8% of the as-converted common stock. Neither we nor our stockholders will have any management rights in RXi.
     The securities purchase agreement relating to the RXi financing maybe terminated by the investors or us if the partial spin-off of RXi has not occurred by February 22, 2012. In this event, the permanent financing and the partial spin-off of RXi will not occur, and one-half of the outstanding principal of and accrued interest on the RXi convertible notes held by the investors will be converted into shares of RXi common stock equal to 51% of the shares of outstanding common stock of RXi immediately upon such conversion. RXi will be obliged to repay the balance of the principal of and accrued interest on the RXi convertible notes held by the investors, and we have agreed to guarantee RXi’s repayment of the RXi convertible notes to the extent they are not converted. In this event, we will own 44% of the outstanding shares of RXi common stock, and RXi will carry on as a stand-alone private company under the investors’ control, with its own management and with whatever funding and other financial resources that may be available to it. Neither the investors nor Galena will be obliged to provide any funding to RXi in this event, and there is no guarantee that funding will be available to RXi on acceptable terms, or at all. If RXi fails to obtain additional funding in this event, it would be forced to scale back or terminate its operations, or to seek to merge with or to be acquired by another company.
We retain little discretion over the use of RXi’s funds.
     We have agreed in securities purchase agreement to use the proceeds of the RXi convertible notes and the funds contributed to RXi by us in accordance with budgets agreed or to be agreed upon by the investors and us. We retain no discretion over the use of these funds, and these funds will not be available to us for use in Galena’s business or operations.
We will have no management rights in RXi, and the officers, directors and other RXi stockholders may have interests that are different from ours.
     Although we will own a significant portion of RXi’s outstanding common stock upon completion of the partial spin-off, we will have no control over its management or operations. RXi will have its own board of directors and management, who will be responsible for the affairs and policies of RXi and its development plans. The directors, management and other stockholders of RXi may have interests that are different from ours, and RXi may engage in actions in connection with its business and operations that we believe are not in our best interests.
Risks Associated With Our Ownership Interests in RXi
     If the partial spin-off is completed, RXi’s success and the value of our ownership interest in RXi will depend on RXi’s developing and commercializing products developed based upon its RNAi technologies, which activities are subject to significant risks and uncertainties, including the following:
RXi will be dependent on the success of its leading drug candidate, which may not receive regulatory approval or be successfully commercialized.
     RXI-109, RXi’s first RNAi-based product candidate, targets CTGF and may have a variety of medical applications. RXi is planning to file an IND application with the FDA and begin Phase I clinical trials in 2012 for RXI-109. The FDA, however, may deny RXi’s application or require additional information before approving the application, and such information may be costly to provide. There is no assurance that RXi will be able to successfully develop RXI-109 or any other product candidate.

     RXi currently generates no revenue from sales, and may never be able to develop marketable products. The FDA or similar foreign governmental agencies must approve RXi’s products in development before they can be marketed. The process for obtaining FDA approval is both time-consuming and costly, with no certainty of a successful outcome. Before obtaining regulatory approval for the sale of any drug candidate, RXi must conduct extensive pre-clinical tests and clinical trials to demonstrate the safety and efficacy in humans of our product candidates. RXi has not shown safety or efficacy in humans for any RNAi-based product candidates, including RXI-109. A failure of any pre-clinical study or clinical trial can occur at any stage of testing. The results of pre-clinical and initial clinical testing of these products may not necessarily indicate the results that will be obtained from later or more extensive testing. It is also possible to suffer significant setbacks in advanced clinical trials, even after obtaining promising results in earlier trials.
A number of different factors could prevent RXi from obtaining regulatory approval or commercializing its product candidates on a timely basis, or at all.
     RXi, the FDA or other applicable regulatory authorities, or an IRB may suspend clinical trials of a drug candidate at any time for various reasons, including if RXi or they believe the subjects or patients participating in such trials are being exposed to unacceptable health risks. Among other reasons, adverse side effects of a drug candidate on subjects or patients in a clinical trial could result in the FDA or other regulatory authorities suspending or terminating the trial and refusing to approve a particular drug candidate for any or all indications of use.
     Clinical trials of a new drug candidate require the enrollment of a sufficient number of patients, including patients who are suffering from the disease the drug candidate is intended to treat and who meet other eligibility criteria. Rates of patient enrollment are affected by many factors, and delays in patient enrollment can result in increased costs and longer development times.
     Clinical trials also require the review and oversight of IRBs, which approve and continually review clinical investigations and protect the rights and welfare of human subjects. An inability or delay in obtaining IRB approval could prevent or delay the initiation and completion of clinical trials, and the FDA may decide not to consider any data or information derived from a clinical investigation not subject to initial and continuing IRB review and approval.
     Numerous factors could affect the timing, cost or outcome of RXi’s drug development efforts, including the following:
•	delays in filing the initial drug application for RXI-109 or other product candidates,

•	difficulty in securing centers to conduct trials,

•	conditions imposed on us by the FDA or comparable foreign authorities regarding the scope or design of RXi’s clinical trials,

•	problems in engaging IRBs to oversee trials or problems in obtaining or maintaining IRB approval of studies,

•	difficulty in enrolling patients in conformity with required protocols or projected timelines,

•	third-party contractors failing to comply with regulatory requirements or to meet their contractual obligations to us in a timely manner,

•	RXi’s drug candidates having very different chemical and pharmacological properties in humans than in laboratory testing and interacting with human biological systems in unforeseen, ineffective or harmful ways,

•	the need to suspend or terminate clinical trials if the participants are being exposed to unacceptable health risks,

•	insufficient or inadequate supply or quality of RXi’s drug candidates or other necessary materials necessary to conduct our clinical trials,

•	effects of our drug candidates not being the desired effects or including undesirable side effects or the drug candidates having other unexpected characteristics,

•	the cost of RXi’s clinical trials may be greater than it anticipates,

•	negative or inconclusive results from RXi’s clinical trials or the clinical trials of others for similar drug candidates or inability to generate statistically significant data confirming the efficacy of the product being tested,

•	changes in the FDA’s requirements for testing during the course of that testing,

•	reallocation of RXi’s limited financial and other resources to other clinical programs, and

•	adverse results obtained by other companies developing similar drugs.
     It is possible that none of the product candidates that RXi may develop will obtain the appropriate regulatory approvals necessary to begin selling them or that any regulatory approval to market a product may be subject to limitations on the indicated uses for which RXi may market the product. The time required to obtain FDA and other approvals is unpredictable, but often can take years following the commencement of clinical trials, depending upon the complexity of the drug candidate. Any analysis RXi performs of data from clinical activities is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. Any delay or failure in obtaining required approvals could have a material adverse effect on RXi’s ability to generate revenue from the particular drug candidate.
     RXi also is subject to numerous foreign regulatory requirements governing the conduct of clinical trials, manufacturing and marketing authorization, pricing and third-party reimbursement. The foreign regulatory approval process includes all of the risks associated with the FDA approval described above as well as risks attributable to the satisfaction of local regulations in foreign jurisdictions. Approval by the FDA does not assure approval by regulatory authorities outside of the United States.
The approach RXi is taking to discover and develop novel therapeutics using RNAi is unproven and may never lead to marketable products.
     RNA interference is a relatively new scientific discovery. RXi’s RNAi technologies have not yet been clinically tested, nor are we aware of any clinical trials for efficacy having been completed by third parties involving these technologies. To date, no company has received regulatory approval to market therapeutics utilizing RNAi, and a number of clinical trials of RNAi technologies by other companies have been unsuccessful. The scientific evidence to support the feasibility of developing drugs based on these discoveries is both preliminary and limited. To successfully develop RNAi-based products, RXi must solve a number of issues, including stabilizing the RNAi material and delivering it into target cells in the human body. RXi may spend large amounts of money trying to solve these issues and never succeed in doing so. In addition, any compounds that RXi develops may not demonstrate in patients the chemical and pharmacological properties ascribed to them in laboratory studies, and they may interact with human biological systems in unforeseen, ineffective or even harmful ways.
The FDA could impose a unique regulatory regime for RNAi therapeutics.
     The substances RXi intends to develop may represent a new class of drug, and the FDA has not yet established any definitive policies, practices or guidelines in relation to these drugs. While we expect any product candidates that RXi develops will be regulated as a new drug under the Federal Food, Drug, and Cosmetic Act, the FDA could decide to regulate them or other products RXi may develop as biologics under the Public Health Service Act. The lack of policies, practices or guidelines may hinder or slow review by the FDA of any regulatory filings that RXi may submit. Moreover, the FDA may respond to these submissions by defining requirements that RXi may not have anticipated.
The FDA approval process may be delayed for any drugs RXi develops that require the use of specialized drug delivery devices or vehicles.
     Some drug candidates that RXi develops may need to be administered using specialized vehicles, such as an implantable pump that deliver RNAi therapeutics directly to diseased parts of the body. The drug delivery vehicles that RXi expects to utilize to deliver its drug candidates have not been approved by the FDA or other regulatory agencies. In addition, the FDA may regulate the product as a combination product of a drug and a device or require additional approvals or clearances for the modified delivery.

     If specialized delivery vehicle is owned by another company, RXi would need that company’s cooperation to implement the necessary changes to the vehicle, or its labeling, and to obtain any additional approvals or clearances. Any delays in finding suitable drug delivery vehicles to administer RNAi therapeutics directly to diseased parts of the body could negatively affect our ability to successfully develop our RNAi therapeutics.
Even if RXi receives regulatory approval to market its product candidates, its product candidates may not be accepted commercially, which may prevent RXi from becoming profitable.
     The RNAi product candidates that RXi is developing are based on new technologies and therapeutic approaches. RNAi products may be more expensive to manufacture than traditional small molecule drugs, which may make them more costly than competing small molecule drugs. Additionally, for various applications, RNAi products are likely to require injection or implantation and to not readily cross the so-called blood brain barrier, which will make them less convenient to administer than drugs administered orally. Key participants in the pharmaceutical marketplace, such as physicians, medical professionals working in large reference laboratories, public health laboratories and hospitals, third-party payors and consumers may not accept products intended to improve therapeutic results based on RNAi technology. As a result, it may be more difficult for RXi to convince the medical community and third-party payors to accept and use RXi’s products, or to provide favorable reimbursement. If medical professionals working with large reference laboratories, public health laboratories and hospitals choose not to adopt and use RXi’s RNAi technology, its products may not achieve broader market acceptance.
RXi will be subject to competition and may not be able to compete successfully.
     A number of companies are using RNAi technologies, including for at least some of the disease indications we have been focusing our efforts on to date. Companies working in the RNAi area include: Alnylam Pharmaceuticals, Inc., Marina Biotech, Inc., Tacere Therapeutics, Inc., Benitec Limited, OPKO Health, Inc., Silence Therapeutics plc, Quark Pharmaceuticals, Inc., Rosetta Genomics Ltd., Lorus Therapeutics, Inc., Tekmira Pharmaceuticals Corporation, Calando Pharmaceuticals, Inc., Regulus Therapeutics Inc., and Santaris Pharmaceuticals, as well as a number of the large pharmaceutical companies.
     Further, a number of companies are developing therapeutics for the same diseases RXi is targeting, including anti-scarring for which RXi is developing its first RNAi product candidate, using technologies other than RNA interference, and, for some of these diseases, there are existing therapeutics currently on the market. Most of these competitors have substantially greater research and development capabilities and financial, scientific, technical, manufacturing, marketing, distribution, and other resources than RXi, and RXi may not be able to successfully compete with them. In addition, even if RXi is successful in developing its product candidates, in order to compete successfully RXi may need to be first to market or to demonstrate that its RNAi based products are superior to therapies based on different technologies. A number of RXi’s competitors have already commenced clinical testing of RNAi product candidates and may be more advanced than is RXi in the process of developing products. If RXi is not first to market or is unable to demonstrate such superiority, any products for which RXi is able to obtain approval may not be successful.
RXi will be dependent on technologies it licenses, and if it loses the right to license such technologies or fails to license new technologies in the future, its ability to develop new products would be harmed.
     Many patents in the RNAi field have already been exclusively licensed to third parties, including RXi’s competitors. If any of RXi’s existing licenses are terminated, the development of the products contemplated by the licenses could be delayed or terminated and RXi may not be able to negotiate additional licenses on acceptable terms, if at all, which would have a material adverse effect on RXi’s business.
RXi may be unable to protect its intellectual property rights licensed from others parties, its intellectual property rights may be inadequate to prevent third parties from using its technologies or developing competing products, and RXi may need to license additional intellectual property from others.
     RXi has a non-exclusive license to the Fire-Mello patent owned by the University of Massachusetts Medical School, or “UMMS,” and the Carnegie Institution of Washington, which claims various aspects of RNAi or genetic inhibition by double stranded RNA. This license continues to be available to third parties, and as such it does not provide RXi with the ability to exclude others from its use or protect us from competition. Therapeutic applications of gene silencing technologies, delivery methods, and other technologies that RXi licenses from third parties are claimed in a number of pending patent applications, but there can be no assurance that these applications will result in any issued patents or that those patents would withstand possible legal challenges or protect our technologies from competition. The United States Patent and Trademark Office and patent granting authorities in other countries have upheld stringent standards for the RNAi patents that have been prosecuted so far. Consequently, pending patents that RXi has licensed and those that RXi own may continue to experience long and difficult prosecution challenges and may ultimately issue with much narrower claims than those in the pending applications. Third parties may hold or seek to obtain additional patents that could make it more difficult or impossible for RXi to develop products based on RNAi technology without obtaining a license to such patents, which licenses may not be available on attractive terms, or at all.
     In addition, others may challenge the patents or patent applications that RXi currently license or may license in the future or that RXi owns and, as a result, these patents could be narrowed, invalidated or rendered unenforceable, which would negatively affect RXi’s ability to exclude others from using RNAi technologies described in these patents. There can be no assurance that these patent or other pending applications or issued patents RXi licenses or that it owns will withstand possible legal challenges. Moreover, the laws of some foreign countries may not protect our proprietary rights to the same extent as do the laws of the United States. Any patents issued to RXi or its licensors may not provide us with any competitive advantages, and there can be no assurance that the patents of others will not have an adverse effect on RXi’s ability to do business or to continue to use its technologies freely. RXi’s efforts to enforce and maintain its intellectual property rights may not be successful and may result in substantial costs and diversion of management time. Even if RXi’s rights are valid, enforceable and broad in scope, competitors may develop products based on technology that is not covered by RXi’s licenses or patents or patent application that it own.
     We have received a letter from a third party claiming that we required access to such third party’s patent and patent applications and demanding that we stop engaging in unspecified alleged infringing activities unless we obtains a license from such third party. We understand that other companies working in the RNAi area have received similar letters from this third party. Although we do not believe, based on the advice of our patent counsel, that RXi’s current and planned activities infringe any valid patent rights of such third party, there can be no assurance that RXi will not need to alter its development candidates or products or obtain a license to such third party rights to avoid any such infringement.
     There is no guarantee that future licenses will be available from third parties for RXi’s product candidates on satisfactory terms, or at all. To the extent that RXi is required and is able to obtain multiple licenses from third parties to develop or commercialize a product candidate, the aggregate licensing fees and milestones and royalty payments made to these parties may materially reduce RXi’s economic returns or even cause RXi to abandon development or commercialization of a product candidate.
RXi’s success depends upon its ability to obtain and maintain intellectual property protection for its products and technologies.
     The applications based on RNAi technologies claim many different methods, compositions and processes relating to the discovery, development, delivery and commercialization of RNAi therapeutics. Because this field is so new, very few of these patent applications have been fully processed by government patent offices around the world, and there is a great deal of uncertainty about which patents will issue, when, to whom, and with what claims. It is likely that there will be significant litigation and other proceedings, such as interference and opposition proceedings in various patent offices, relating to patent rights in the RNAi field and that we may be a party to such proceedings.
Risks Related to Ownership of Our Common Stock
The market price and trading volume of our common stock may be volatile.
     The market price of our common stock could fluctuate significantly for many reasons, including the following factors:
•	reports of the results of our clinical trials regarding the safety or efficacy of our product candidates and surrogate markers,

•	announcements of regulatory developments or technological innovations by us or our competitors,

•	changes in our relationship with our licensors and other strategic partners,

•	our quarterly operating results,

•	developments in patent or other technology ownership rights,

•	public concern regarding the safety of our products,

•	additional funds may not be available on terms that are favorable to us and, in the case of equity financings, may result in dilution to our stock holders,

•	government regulation of drug pricing, and

•	general changes in the economy, the financial markets or the pharmaceutical or biotechnology industries.
     In addition, factors beyond our control may also have an impact on the price of our stock. For example, to the extent that other large companies within our industry experience declines in their stock price, our stock price may decline as well. In addition, when the market price of a company’s common stock drops significantly, stockholders often institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.
Anti-takeover provisions of our certificate of incorporation and by-laws and provisions of Delaware law could delay or prevent a change of control that you may favor.
     Anti-takeover provisions of our certificate of incorporation and by-laws and provisions of Delaware law may discourage, delay or prevent a merger or other change of control that stockholders may consider favorable, or may impede the ability of the holders of our common stock to change our management. These provisions of our certificate of incorporation and by-laws, among other things:
•	divide our board of directors into three classes, with members of each class to be elected for staggered three-year terms,

•	limit the right of stockholders to remove directors,

•	regulate how stockholders may present proposals or nominate directors for election at annual meetings of stockholders, and

•	authorize our board of directors to issue preferred stock in one or more series, without stockholder approval.
     In addition, Section 203 of the Delaware General Corporation Law provides that, subject to limited exceptions, persons that acquire, or are affiliated with a person that acquires, more than 15% of the outstanding voting stock of a Delaware corporation such as our company shall not engage in any business combination with that corporation, including by merger, consolidation or acquisitions of additional shares for a three-year period following the date on which that person or its affiliate crosses the 15% stock ownership threshold. Section 203 could operate to delay or prevent a change of control of our company.
We may acquire other businesses or form joint ventures that may be unsuccessful and could adversely dilute your ownership of our company.
     As part of our business strategy, we may pursue future acquisitions of other complementary businesses and technology licensing arrangements. We also may pursue strategic alliances. We have limited experience in acquiring other companies and in forming collaborations, strategic alliances and joint ventures. Our acquisition of Apthera creates significant risks for us. See “The anticipated benefits of our Apthera acquisition may not be realized” for risks specific to the Apthera acquisition. We may not be able to integrate Apthera or other acquisitions successfully into our existing business and we could assume unknown or contingent liabilities. We also could experience adverse effects on our reported results of operations from acquisition related charges, amortization of acquired technology and other intangibles and impairment charges relating to write-offs of goodwill and other intangible assets from time to time following the acquisition. Integration of an acquired company requires management resources that otherwise would be available for ongoing development of our existing business. We may not realize the anticipated benefits of any acquisition, technology license or strategic alliance.

     To finance future acquisitions, we may choose to issue shares of our common stock as consideration, which would dilute your ownership interest in us. Alternatively, it may be necessary for us to raise additional funds through public or private financings. Additional funds may not be available on terms that are favorable to us and, in the case of equity financings, may result in dilution to our stockholders. Any future acquisitions by us also could result in large and immediate write-offs, the incurrence of contingent liabilities or amortization of expenses related to acquired intangible assets, any of which could harm our operating results.
Risks Related to this Offering
Management will have broad discretion as to the use of the proceeds of this offering.
     We have not designated any particular use of the net proceeds we will receive from this offering. Accordingly, our management will have broad discretion as to the application of these net proceeds, our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.
Investors in this offering will pay a much higher price than the book value of our common stock.
     You will suffer dilution in this offering, because we have a net tangible deficit per share of our common stock. If you purchase shares of common stock in this offering, you will suffer immediate dilution of $0.73 per share of the common stock. See “Dilution” on page 22 of this prospectus supplement for more information about the dilution you will incur in this offering.
Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.
     Future sales of substantial amounts of our common stock, or securities convertible or exchangeable into shares of our common stock, into the public market, including shares of our common stock issued upon exercise of our currently outstanding options and warrants, or the possibility that those sales could occur, could adversely affect the market price of our common stock and our ability to raise capital in the future.
Our outstanding warrants may result in dilution to our stockholders.
     Our outstanding April 2011 warrants and March 2011 warrants to purchase a total of 17,950,000 shares of common stock contain so-called full-ratchet anti-dilution provisions that are triggered upon any issuance by us of shares of our common stock or common stock equivalents at a price per share below the then-exercise price of the warrants, subject to some exceptions. The original exercise prices of the March 2011 warrants were reduced to $1.00 per share pursuant to these anti-dilution provisions as a result of our April 2011 underwritten offering. In the event that these anti-dilution provisions are triggered in the future, we would be required to reduce the exercise price of all of these warrants on a full-ratchet basis, which would have a dilutive effect on our stockholders.
We may issue preferred stock in the future, and the terms of the preferred stock may reduce the value of our common stock.
     We are authorized to issue up to 5,000,000 shares of preferred stock in one or more series. Our board of directors may determine the terms of future preferred stock offerings without further action by our stockholders. If we issue preferred stock, it could affect your rights or reduce the value of our outstanding common stock. In particular, specific rights granted to future holders of preferred stock may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights, sinking fund provisions, and restrictions on our ability to merge with or sell our assets to a third party.
We have never declared or paid dividends on our capital stock and we do not anticipate paying dividends in the foreseeable future.
     Our business requires significant funding. We currently plan to invest all available funds and future earnings in the development and growth of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. As a result, capital appreciation, if any, of our common stock will be your sole source of potential gain for the foreseeable future.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the future of RXi; any statements concerning product research, development and commercialization plans and timelines; any statements regarding safety and efficacy of product candidates; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. All forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors set forth in Risk factors and elsewhere in this prospectus supplement and set forth in our Form 10-K for the year ended December 31, 2010 and our Form 10-Qs for the fiscal quarters ended March 31, 2011 and June 30, 2011. In addition, forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings.
     Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus supplement, the accompanying prospectus and the documents that we reference in this prospectus with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus and any supplements to this prospectus, whether as a result of new information, future events or otherwise.
USE OF PROCEEDS
     We estimate that the net proceeds from the sale of the common stock offered by this prospectus, after deducting estimated offering expenses payable by us, will be approximately $420,000.
     We currently intend to use the net proceeds of this offering for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical and pre-clinical trial expenditures, and commercial expenditures. As of the date of this prospectus supplement, we have not designated any particular use of the proceeds from this offering. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering.
DILUTION
     If you invest in our common stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible deficit per share of our common stock immediately after this offering.
     Our net tangible deficit as of June 30, 2011 was approximately $3,849,000, or $0.09 per share of common stock. Our net tangible deficit per share is equal to our total liabilities in excess of our total tangible assets, divided by the number of shares of common stock outstanding as of June 30, 2011. After giving effect to the sale of 700,000 shares by us at a public offering price of $0.65 per share, and after deducting estimated offering expenses payable by us, our as-adjusted net tangible deficit would have been approximately $3,429,000 or approximately $0.08 per share of common stock, as of June 30, 2011. This represents an immediate decrease in net tangible deficit of approximately $0.01 per share to existing stockholders and an immediate dilution of approximately $0.73 per share to investors participating in this offering. The following table illustrates this calculation on a per-share basis:

Public offering price per share		$0.65
Net tangible deficit per share as of June 30, 2011	$0.09
Decrease per share attributable to this offering	$0.01

As adjusted net tangible deficit per share after this offering		$0.08
Dilution per share to investors participating in this offering		$0.73

     The number of shares of common stock shown above to be outstanding after this offering is based on 41,836,800 shares outstanding as of June 30, 2011 and excludes:
•	5,604,689 shares of our common stock subject to options outstanding as of June 30, 2011 having a weighted-average exercise price of $4.55 per share;

•	212,589 shares of our common stock reserved for issuance in connection with future awards under our 2007 Stock Incentive Plan;

•	250,000 shares of our common stock reserved for sale under our employee stock purchase plan; and

•	20,200,642 shares of our common stock subject to outstanding warrants as of June 30, 2011 having a weighted-average exercise price of $1.89 per share.
DESCRIPTION OF COMMON STOCK
     In this offering, we are offering 700,000 shares of our common stock. The material terms and provisions of our common stock are described under the caption “Description of Common Stock” starting on page 9 of the accompanying prospectus.
PLAN OF DISTRIBUTION
     As described in our Current Report Form 8-K filed with the SEC on September 27, 2011, we entered into an amended and restated investor subscription agreement under which the RXi investors agreed to purchase from Galena the shares of our common stock being offered by this prospectus supplement. The closing of the purchase and delivery of the shares being offered will occur on September 28, 2011, subject to customary closing conditions. The public offering price of the shares to the investors was determined by negotiation with the investors.
Discount and Expenses
     The proceeds to us of this offering, after deducting offering estimated expenses of $35,000, are estimated to be $420,000.
Listing on The NASDAQ Capital Market
     Our common stock is listed on The NASDAQ Capital Market under the symbol “RXII.” Our registrar and transfer agent for all shares of common stock is Computershare Trust Company, N.A.
LEGAL MATTERS
     TroyGould PC, Los Angeles, California, has rendered an opinion with respect to the validity of the shares of common stock offered by this prospectus supplement. Sanford J. Hillsberg, the Chairman of our board of directors is an attorney with TroyGould PC. TroyGould PC owned 23,491 shares of our common stock as of September 26, 2011.
EXPERTS
     The financial statements of Galena Biopharma, Inc. (formerly RXi Pharmaceuticals Corporation) as of December 31, 2010 and 2009 and for the years then ended and for the cumulative period from inception (January 1, 2003) through December 31, 2010, incorporated by reference in this prospectus supplement, have been so incorporated in reliance on the report of BDO USA, LLP (formerly BDO Seidman, LLP), an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

     The financial statements of Apthera, Inc. as of December 31, 2010 and 2009 and for the years then ended and for the cumulative period from inception (July 20, 2005) to December 31, 2010, incorporated by reference in this prospectus supplement, have been so incorporated in reliance on the report of Lohman Company PLLC, independent certified public accountants, upon the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC. The information we incorporate by reference into this prospectus supplement is an important part of this prospectus. Any statement in a document we incorporate by reference into this prospectus supplement or the accompanying prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus supplement or the accompanying prospectus, as applicable, except as modified or superseded.
     We incorporate by reference into this prospectus supplement the information contained in the documents listed below, which is considered to be a part of this prospectus supplement:
•	our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on April 15, 2011, as amended by our Form 10-K/A filed with the SEC on May 2, 2011.

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 filed with the SEC on May 16, 2011.

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed with the SEC on August 15, 2011.

•	our Current Reports on Form 8-K and amended Current Reports on Form 8-K/A filed with the SEC on March 1, 2011, April 5, 2011, April 14, 2011, April 15, 2011, April 21, 2011, April 26, 2011, May 4, 2011, May 17, 2011, June 10, 2011, July 14, 2011, July 19, 2011, August 16, 2011, September 21, 2011, September 26, 2011 and September 27, 2011, respectively.

•	our Schedules 14A filed with the SEC on May 20, 2011 and May 31, 2011, respectively.

•	the description of our common stock and related rights contained in our registration statement on Form 8-A (file no. 001-33958), as amended, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     We also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K we may subsequently file.
     Statements made in this prospectus supplement or the accompanying prospectus or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.
     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Galena Biopharma, Inc.
310 N. State Street, Suite 208
Lake Oswego, Oregon 97034
Attention: Investor Relations
Phone: (855) 855-4523
     Copies of these filings are also available, without charge, through the “Investor Relations” section of our website (www.galenabiopharma.com) as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

PROSPECTUS

RXI PHARMACEUTICALS CORPORATION
$75,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities

     We may offer to the public from time to time in one or more series or issuances:
•	shares of our common stock;

•	shares of preferred stock;

•	warrants to purchase shares of our common stock, preferred stock and/or debt securities; or

•	debt securities consisting of debentures, notes or other evidences of indebtedness.
     This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. Such a prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.
     We will sell the securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of the securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.
General Information
     Our common stock is traded on the Nasdaq Capital Market under the symbol “RXII.” On May 19, 2010, the closing price of our common stock was $4.17.
     As of March 22, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $84,447,354 based on 16,241,125 shares of outstanding common stock, of which approximately 10,412,744 shares are held by non-affiliates, and a per share price of $8.11 based on the closing sale price of our common stock on March 22, 2010.
     Investing in our securities involves risks. Please see “Risk Factors” on page 5 and other information included and incorporated by reference in this prospectus, and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase our securities.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 21, 2010

ABOUT THIS PROSPECTUS
     The securities described in this prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of such offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” below.
     We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
     Unless the context otherwise requires, “RXi,” the “Company,” “we,” “us,” “our” and similar names refer to RXi Pharmaceuticals Corporation.

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THE COMPANY
Our Business
     We were incorporated as Argonaut Pharmaceuticals, Inc. in Delaware on April 3, 2006, changed our name to RXi Pharmaceuticals Corporation on November 28, 2006, and began operations in January 2007. We are a discovery-stage biopharmaceutical company pursuing proprietary therapeutics based on RNA interference, or “RNAi”, a naturally occurring cellular mechanism that has the potential to effectively and selectively interfere with, or “silence”, expression of targeted disease-associated genes. It is believed that this specific silencing can be used to potentially treat human diseases by “turning off” genes that lead to disease. While no therapeutic RNAi products have yet been approved, there has been significant growth in the field of RNAi development and potential therapeutic applications in this field. This growth is driven by the potential ability to use RNAi to rapidly develop lead compounds that specifically and selectively inhibit a target gene, many of which are undruggable by other modalities.
     By utilizing our expertise in RNAi and the comprehensive RNAi therapeutic platform that we have established, we believe we will be able to discover and develop lead compounds and progress them into and through clinical development for potential commercialization more efficiently than traditional drug development approaches.
     Our proprietary therapeutic platform is comprised of two main components:
•	Novel RNAi Compounds, referred to as rxRNA™ compounds, that are distinct from, and we believe convey significant advantages over classic siRNA (conventionally-designed “small interfering RNA” compounds), and offer many of the properties that we believe are important to the clinical development of RNAi-based drugs. We have developed a number of unique forms of rxRNA compounds, all of which have been shown to be highly potent both in vitro and in vivo. These RNAi compounds include rxRNAoriTM, rxRNAsoloTM and sd-rxRNATM, or “self delivering” RNA. Based on our research we believe that these different, novel siRNA configurations have various advantages for therapeutic use. These advantages include high potency, increased resistance to nucleases and off-target effects, and, in the case of the sd-rxRNA compounds, access to cells and tissues with no additional formulation required.

•	Advanced Delivery Technologies, may enable the delivery of our rxRNA compounds to treat a variety of acute and chronic diseases using both local and systemic approaches, potentially providing a competitive advantage in the development of many RNAi therapeutic compounds. RXi’s suite of delivery technologies is comprised of delivery vehicles, which can be combined with various rxRNA compounds, as well as sd-rxRNA compounds, which are chemically modified and have the unique property of entering cells and tissues to effect silencing without the need for any additional delivery vehicle. This suite of delivery technologies has broad applications for multiple therapeutic areas targeting both local and systemic applications.
•	Local Applications. An area of application of the RXi therapeutic platform which uses rxRNA compounds to target genes expressed in tissues that can be silenced by direct, local delivery. The numerous diseases common to tissues accessible by local delivery represent significant unmet medical needs and large market opportunities. Most of our initial targets are validated gene targets relevant in important biological pathways and are implicated in multiple diseases enabling us to leverage these targets and associated compounds across a broad array of therapeutic areas.

•	Systemic Applications. RXi has active internal efforts to advance the therapeutic platform to optimize robust systemic delivery to various tissues and organs of the body. In some cases, such as in targeting a treatment to the liver, the optimal route of administration is by systemic delivery. Efforts to improve the systemic delivery of RNAi compounds are currently ongoing, and these efforts are supported by internal activities targeting an undisclosed gene thought to be responsible for elevated cholesterol. We have also in-licensed intellectual property developed by Dr. Michael Czech (one of our scientific co-founders and scientific advisory board members) on genes that appear to be important regulators of metabolism, and continue to develop and validate this approach with these other potential target genes.

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     We intend to use our RNAi therapeutic platform and our expertise in RNAi to identify lead compounds against multiple target genes, and advance them towards pre-clinical and clinical development in therapeutic areas that address broad unmet medical needs, in both acute and chronic settings. There are many well-studied genes that have been associated with numerous diseases but have been difficult to target with conventional medicinal chemistry or traditional modalities involving both large and small molecules. We believe RNAi technology may play an important role in targeting these genes and potentially treating the related diseases and disorders. We plan on pursuing disease areas with the goal of creating multiple clinical development program opportunities, either through independent internal efforts at the company or in conjunction with partners through various collaborations and partnerships with pharmaceutical or biotechnology companies.
     We believe that we have created and established a strong intellectual property portfolio. We have secured exclusive and nonexclusive licenses from both academic institutions and commercial entities to certain issued and pending patents and patent applications covering RNAi technologies in the following three categories: (i) therapeutic targets, (ii) chemistry and configurations of RNAi compounds and (iii) formulation and delivery of RNAi compounds within the body. We have also filed patents based on our internal discoveries in the each of the areas mentioned above, which enables us to further strengthen our broad intellectual property portfolio.
     Our founding scientists recognized that the key to therapeutic success with RNAi lies in delivering intact RNAi compounds to the target tissue and the interior of the target cells. To accomplish this, we are developing a comprehensive platform that includes local, systemic and oral delivery approaches that give rise to target silencing after RNAi compound administration. We work with chemically synthesized RNAi compounds that we believe are optimized for stability and efficacy. We endow these compounds with favorable delivery profiles and properties either by covalent chemical modification or combination with appropriate formulations to achieve optimal delivery to specific target tissues.
Local Delivery
     The local delivery method may avoid some hurdles associated with systemic approaches such as rapid clearance from the bloodstream and inefficient extravasation (e.g. crossing the endothelial barrier from the blood stream). The sd-rxRNA molecules have unique properties which improve tissue uptake in local delivery models. We have studied sd-rxRNA molecules in a rat model of dermal delivery. Direct application of sd-rxRNA with no additional delivery vehicle to compromised skin (incision introduced) demonstrates that target gene silencing can be measured after topical delivery. We have also injected sd-rxRNA to the skin layers and observed efficient uptake and target gene silencing. The dose levels required for these direct injection methods are small and suitable for clinical development suggesting that local delivery indications will be very accessible with the sd-rxRNA technology platform. Target tissues that are potentially accessible for local delivery using rxRNA compounds include lung, eye, skin, CNS, mucosal tissues, sites of inflammation, and tumors (locally).
Systemic Delivery
     Systemic delivery occurs when a drug accesses the tissue of interest through the circulatory system. In some cases, such as in targeting a treatment to the liver, the optimal route of delivery may be by a systemic route. We have a portfolio of systemic delivery solutions utilizing our RNAi therapeutic platforms. One novel approach involves the use of sd-rxRNA compounds. The self-delivering technology introduces properties required for in vivo efficacy such as cell and tissue penetration and improved blood clearance and distribution properties. Systemic delivery of these compounds to mice has resulted in gene specific inhibition at 50 mg/kg doses with no additional delivery vehicle required. In addition, we have developed novel nanotransporter formulations to aid in transport of RNAi compounds to both liver and various other target tissues in the body. These nanotransporters are chemically synthesized molecules that form nanometer-sized particles when mixed with RNAi compounds and alter the clearance, distribution and tissue penetration properties of the RNAi compounds. Delivery of RNAi compounds to the liver might be critical for the treatment of many diseases and using rxRNA in conjunction with such delivery vehicles has enabled us to demonstrate gene specific inhibition at low doses (1 mg/kg) in a mouse model after intravenous, systemic delivery. Target tissues that are potentially accessible using rxRNA compounds by systemic

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delivery approach include liver, lung, adipocytes, cardiomyocytes, bone marrow, sites of inflammation, tumors, vascular endothelium, and kidney.
Oral Delivery
     Most RNAi therapeutic products being developed today require recurring intravenous injections or other forms of administration which are not patient friendly. To address the desire for RNAi therapeutics with improved modes of administration, we are testing a novel formulation technology, Glucan Encapsulated RNAi Particles (GeRPs) that may allow our rxRNA compounds to be incorporated into orally administered pills. In research to date, the GeRP delivery system appears to be 5 to 250 times more potent than previous methods used for systemic delivery of RNAi therapeutics by intravenous injection. The GeRP system is very flexible and can either be used to administer a single RNAi compound, multiple RNAi compounds, or could potentially allow co-delivery of RNAi, DNA, protein and small molecule combinations.
Therapeutic Programs and Markets
     By utilizing our expertise in RNAi compound design and delivery, we intend to identify lead compounds to both tractable and intractable targets implicated in diseases that address broad unmet medical needs in both acute and chronic settings. The broad applicability of our RNAi therapeutic platform has the potential to enable delivery to various tissues in both a local setting as well as in a systemic setting. Target tissues that are potentially accessible using our rxRNA compounds in the context of a local delivery approach include lung, eye, skin, CNS, mucosal, sites of inflammation, and tumors (locally). Similarly, target tissues that are potentially accessible using our rxRNA compounds in the context of a systemic delivery approach include liver, lung, adipocytes, cardiomyocytes, bone marrow, sites of inflammation, tumors, vascular endothelium, and kidney. We will continue to focus our efforts selecting targets to prosecute internally, and as we identify relevant compounds, we intend to begin preclinical development in specific areas as appropriate.
Corporate Information
     Our principal executive offices are located at 60 Prescott Street, Worcester, MA 01605, and our phone number is (508) 767-3861.

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RISK FACTORS
     Investing in our securities involves risk. You should consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 31, 2010 with the SEC, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks were to occur, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.
     In addition, any prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to such an investment in us. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in such prospectus supplement or appearing or incorporated by reference in this prospectus.
FORWARD-LOOKING STATEMENTS
     This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of RXi to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning product research, development and commercialization plans and timelines; any statements regarding safety and efficacy of product candidates; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. In addition, forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings.
     Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus, any supplements to this prospectus and the documents that we reference in this prospectus with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus and any supplements to this prospectus, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS
     Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, acquisitions of new technologies or businesses, and investments. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in any prospectus supplement relating to a specific offering.

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PLAN OF DISTRIBUTION
     We may sell the securities in any of the ways described below or in any combination:
•	to or through underwriters or dealers;

•	through one or more agents; or

•	directly to purchasers or to a single purchaser.
     The distribution of the securities may be effected from time to time in one or more transactions:
•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.
     Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
     Any prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.
     Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Under no circumstances will any fees, discounts, commissions or concessions received by any FINRA member or independent broker-dealer exceed eight percent of the gross proceeds to us in any offering in the United States of the securities covered by the prospectus.
     Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.
     We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

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     Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution from us with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
     One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
     Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.
     The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.
     Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

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DESCRIPTION OF COMMON STOCK
     The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our charter and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.
     As of May 21, 2010, we are authorized to issue 50,000,000 shares of common stock. As of May 21, 2010, we had 18,372,759 shares of common stock outstanding.
General
     The holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by our board with respect to any series of preferred stock, the holders of such shares possess all voting power. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of our preferred stock created by our board from time to time, the holders of common stock are entitled to such dividends as may be declared from time to time by our board from funds available therefore and upon liquidation are entitled to receive pro rata all assets available for distribution to such holders.
     The holders of our common stock, other than CytRx Corporation (“CytRx”), have no preemptive rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. Under our agreement with CytRx, with some exceptions, CytRx has preemptive rights to acquire a portion of any new securities sold or issued by us so as to maintain their percentage beneficial ownership of us at the time of such sale or issuance.
     The holders of our common stock, other than CytRx, have no redemption rights. Pursuant to a stock redemption agreement dated March 22, 2010 between us and CytRx, we are required to use 25% of the proceeds from the exercise of certain warrants that we issued in a March 2010 registered direct offering to repurchase from CytRx a number of shares of common stock held by CytRx equal to 25% of shares issued upon the exercise of such warrants. We issued warrants to purchase an aggregate of 540,000 shares of our common stock in the March 2010 registered direct offering. We estimate that we will be required to redeem 135,000 shares of common stock from CytRx for an aggregate price of $810,000 if all of the warrants issued in the March 2010 registered direct offering are exercised.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Nasdaq Capital Market
     Our common stock is listed for quotation on the Nasdaq Capital Market under the symbol “RXII.”
DESCRIPTION OF PREFERRED STOCK
     We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.0001 per share. Our board of directors, without further action by the holders of our common stock, may issue shares of our preferred stock. Our board is vested with the authority to fix by resolution the designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, including, without limitation, redemption rights, dividend rights, liquidation preferences and conversion or exchange rights of any class or series of preferred stock, and to fix the number of classes or series of preferred stock, the number of shares constituting any such class or series and the voting powers for each class or series.
     The authority possessed by our board to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of RXi through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. Our board may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock. There are no current agreements or understandings with respect to the issuance of preferred stock.
     If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

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•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.
     The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.
Transfer Agent and Registrar
     The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.
DESCRIPTION OF WARRANTS
     As of May 21, 2010, we had 2,100,642 warrants outstanding to purchase shares of our common stock. We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.
     The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

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•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;
•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that class or series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Transfer Agent and Registrar
     The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.
DESCRIPTION OF DEBT SECURITIES
     We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have previously filed a copy of the form of indenture as an exhibit to a previous SEC filing. Please refer to “Where You Can Find More Information” below for directions on obtaining this document. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

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     We may offer under this prospectus up to an aggregate principal amount of $75,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial public offering price of up to $75,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of RXi and will rank equally with all of our other unsecured indebtedness.
     The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture.
General
     We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
     The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:
•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

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•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.
     We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.
     We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Exchange and/or Conversion Rights
     We may issue debt securities which can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.
Transfer and Exchange
     We may issue debt securities that will be represented by either:
•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.
     We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.
Certificated Debt Securities
     If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

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     You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.
Global Securities
     If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.
     The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of RXi, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.
No Protection in the Event of Change of Control
     The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of RXi, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.
Covenants
     Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Consolidation, Merger and Sale of Assets
     We have agreed in the indenture that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:
•	the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•	immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.
Events of Default
     Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:
•	we fail to pay any principal or premium, if any, when it becomes due;

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•	we fail to pay any interest within 30 days after it becomes due;

•	we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of RXi or any of our significant subsidiaries.
     The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.
     If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:
•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.
     In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.
     If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.
     The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.
     No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:
•	the holder gives to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

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•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.
     These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.
     We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.
Modification and Waiver
     From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:
•	to provide that the surviving entity following a change of control of RXi permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.
     From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:
•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

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•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
     The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:
•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):
(1)	to register the transfer or exchange of such debt securities;

(2)	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

(3)	to compensate and indemnify the trustee; or

(4)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or
•	to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).
     In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:
•	money;

•	U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•	a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;
which in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.
     In addition, defeasance may be effected only if, among other things:
•	in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•	in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

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•	in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.
     If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.
     The term “U.S. Government Obligations” as used in the above discussion means securities which are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.
     The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.
Regarding the Trustee
     We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of RXi, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.
     The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

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LEGAL MATTERS
     The validity of the issuance of the securities offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
     The financial statements as of December 31, 2009 and 2008 and for the years then ended and for the cumulative period from inception (January 1, 2003) through December 31, 2009 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.
     We are required to file annual and quarterly reports, special reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.rxipharma.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:
Public Reference Room
100 F Street N.E.
Washington, DC 20549.
     Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we close this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K we may subsequently file. We hereby incorporate by reference the following documents:
•	our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 31, 2009, including any amendment filed for the purpose of updating such Annual Report;

•	our Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2010 filed with the SEC on May 17, 2010;

•	our Current Report on Form 8-K filed with the SEC on March 23, 2010;

•	our Proxy Statement on Schedule 14A filed with the SEC on April 23, 2010; and

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•	the description of our common stock contained in our registration statement on Form 8-A filed February 8, 2008, under the Securities Act, including any amendment or report filed for the purpose of updating such description.
     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
RXi Pharmaceuticals Corporation
60 Prescott Street
Worcester, MA 01650
Attention: Investor Relations
Phone: (508) 767-3861
     Copies of these filings are also available, without charge, through the “Investor Relations” section of our website (www.rxipharma.com) as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

700,000 Shares of Common Stock
Prospectus Supplement
September 28, 2011